EXHIBIT 23(1)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Option Plan for Non-Employee Directors of American Biltrite Inc. of our report dated March 8, 1999, with respect to the consolidated financial statements and schedule of American Biltrite Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                  /s/ Ernst & Young LLP
                                  Ernst & Young LLP


 August 3, 1999